                                                                      Exhibit 21



                SUBSIDIARIES OF GENEREX BIOTECHNOLOGY CORPORATION



Name                                                 Place of Incorporation
-----                                                ----------------------

Generex Pharmaceuticals, Inc.                        Ontario, Canada
Generex (Bermuda) Inc.                               Bermuda


All subsidiaries are 100% owned except for Generex (Bermuda), which is 80.1% owned.

All subsidiaries conduct business only under their respective corporate names.